Exhibit (k)(33)

COMMITMENT INCREASE AGREEMENT

August 27, 2019

Goldman Sachs Bank USA, as Administrative Agent
(the “Administrative Agent”) for the Lenders party to the
Credit Agreement referred to below

6011 Connection Drive

Irving, Texas 75039

Ladies and Gentlemen:

We refer to the $135,000,000 Senior Secured Revolving Credit Agreement dated as of June 4, 2014 (as amended, modified or supplemented from time to time and giving effect to prior Commitment increases to date, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among New Mountain Finance Corporation (the “Borrower”), the Lenders party thereto, Goldman Sachs Bank USA, as Administrative Agent for said Lenders and as Syndication Agent.  You have advised us that the Borrower has requested in a letter dated as of August 27, 2019 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of Dollar Commitments be increased by a total amount equal to $3,500,000 (together, the “Commitment Increase”), for a total facility size of $138,500,000, on the terms and subject to the conditions set forth in this Commitment Increase Agreement (the “Commitment Increase Agreement”).

A.  Commitment Increase.  Pursuant to Section 2.08(e) of the Credit Agreement, the Increasing Lender set forth on Schedule I hereto under the heading “Increasing Lenders” hereby agrees to increase its existing Dollar Commitment by the amount set forth in Schedule I hereto, such additional Dollar Commitment to be effective as of August 27, 2019 (the “Commitment Increase Date”); provided that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower, dated the Commitment Increase Date, in substantially the form of Exhibit I hereto and the Increasing Lender shall have received its upfront fee set forth on Schedule I.  The Borrower, the Administrative Agent and the Increasing Lender hereby agree that, as of the Commitment Increase Date, Schedule 1.01(b) of the Credit Agreement shall be replaced with Schedule II hereto.

B.  Confirmation of Increasing Lenders.  The Increasing Lender agrees that from and after the Commitment Increase Date, its additional commitment set forth in Schedule I hereto shall be included in its Commitment and be governed for all purposes by the Credit Agreement and the other Loan Documents.

C.  Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Commitment Increase Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

D.  Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York.

[Signature pages follow]

Very truly yours,

INCREASING LENDER

STIFEL BANK & TRUST

By:	/s/ Joseph L. Sooter, Jr.
Name: Joseph L. Sooter, Jr.
Title: Senior Vice President

Accepted and agreed:

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Shiraz Kajee
Name: Shiraz Kajee
Title: Authorized Signatory

Acknowledged:

GOLDMAN SACHS BANK USA,
as Administrative Agent and Issuing Bank

By:	/s/ Douglas Tansey
Name: Douglas Tansey
Title: Authorized Signatory

SCHEDULE I

Increasing Lender	Commitment	Upfront Fee
Stifel Bank & Trust	$3,500,000 (Dollar)	$8,750

SCHEDULE II

SCHEDULE 1.01(b)

Commitments

Lender	Multicurrency Commitment
Goldman Sachs Bank USA	$62,100,000
Morgan Stanley Bank, N.A.	$51,400,000

Lender	Dollar Commitment
Stifel Bank & Trust	$25,000,000

EXHIBIT I

FORM OF OFFICER’S CERTIFICATE

August [  ], 2019

Goldman Sachs Bank USA, as Administrative Agent
(the “Administrative Agent”) for the Lenders party to the
Credit Agreement referred to below

6011 Connection Drive

Irving, Texas 75039

Ladies and Gentlemen:

On behalf of New Mountain Finance Corporation (the “Borrower”), I, [            ], [            ]of the Borrower, refer to the $135,000,000 Senior Secured Revolving Credit Agreement dated as of June 4, 2014 (as amended, modified or supplemented from time to time and giving effect to prior Commitment increases to date, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among the Borrower, the Lenders party thereto, Goldman Sachs Bank USA, as Administrative Agent for said Lenders and as Syndication Agent.  I also refer to the letter dated as of August [  ], 2019 (the “Increase Request”) from the Borrower to the Administrative Agent, requesting that the aggregate amount of the Dollar Commitments be increased by a total amount equal to $3,500,000, for a total facility size of $138,500,000, on the Commitment Increase Date (as defined in the Increase Request).

With respect to the Increase Request, I hereby certify in my capacity as an authorized officer of the Borrower that each of the conditions to the related Commitment Increase set forth in Sections 2.08(e)(i)(D) and (E) of the Credit Agreement have been satisfied as of the date hereof.

Very truly yours,

Name:
Title: